[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.1

AMENDMENT
This Amendment (this “Amendment”) is effective July 6, 2018 (the “Amendment Effective Date”) and is made and entered into by and among Exelixis, Inc., a Delaware corporation, located at 210 East Grand Avenue, South San Francisco, CA 94080 (“Exelixis”), Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”) and Ipsen Pharma SAS, a French Corporation having an address at 65 Quai Georges Gorse, 92100 Boulogne-Billancourt, France (“Ipsen”) with regards to the Supplement To The Clinical Trial Collaboration Agreement effective February 24, 2017 entered into by Exelixis, BMS and Ipsen (the “Ipsen Supplement Agreement”).

RECITALS
WHEREAS, Exelixis and BMS entered into that certain Clinical Trial Collaboration Agreement dated February 24, 2017 (the “Agreement”) to enable them to collaborate with each other to sponsor one or more clinical trials of a combination therapy using Exelixis’s tyrosine kinase inhibitor known as “Cabozantinib”, certain rights to which are licensed by Exelixis to, and shared by Exelixis with Takeda and Ipsen Pharma SAS (“Ipsen”), and BMS’ human monoclonal antibody that binds PD-1 known as “Nivolumab”, certain rights to which are licensed by BMS from, and shared by BMS with, Ono Pharmaceutical Co. Ltd. (“Ono”), with or without BMS’s CTLA-4 monoclonal antibody known as “Ipilimumab”.
WHEREAS, Exelixis and Ipsen entered into a Collaboration and License Agreement dated February 29, 2016 (such agreement, as amended from time to time, the “Ipsen-Exelixis Agreement”), wherein Exelixis and Ipsen formed a collaboration for the continued development of and commercialization of Cabozantinib and wherein Exelixis granted to Ipsen certain exclusive rights to develop and commercialize Cabozantinib worldwide, with the exception of the United States and Japan (the “Ipsen Territory”);
WHEREAS, BMS and Ono entered into those certain Collaboration Agreements dated September 20, 2011 and July 23, 2014 (such agreements, as amended from time to time, (the “Ono-BMS Collaboration Agreements”) wherein Ono and BMS formed a collaboration for the continued development of and commercialization of Nivolumab and wherein Ono has certain exclusive rights to develop and commercialize Nivolumab in Japan, South Korea and Taiwan (the “Ono Territory”) and BMS has certain exclusive rights to develop and Commercialize Nivolumab in all other countries of the world;
WHEREAS, the Agreement currently excludes the conduct of Combined Therapy Trials in Japan, South Korea and Japan (the “Ono Territory”), and otherwise excludes rights in the Ono Territory.

WHEREAS, concurrently with entering into this Amendment, Exelixis, BMS and Ono are entering into that certain Ono Territory Supplemental Agreement (the “Ono Territory Supplemental Agreement”) to supplement and amend the Agreement to include Ono as a party for purposes of the conduct of Combined Therapy Trials in the Ono Territory and to otherwise expand the Agreement to include the Ono Territory, in accordance with the Agreement as supplemented and amended by the Ono Territory Supplemental Agreement.

WHEREAS, Exelixis, Ipsen and BMS want to amend the Ipsen Supplement Agreement so that Combined Therapy Trials can be run in South Korea and Taiwan and BMS can secure the necessary rights in South Korea and Taiwan for Ono and BMS.
    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, Exelixis, BMS and Ipsen agree as follows:
1.    The terms in this Amendment with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth herein, or if not defined herein, as set forth in the Agreement or as expressly modified by the Ono Territory Supplemental Agreement solely with respect to the conduct of any Combined Therapy Trial in the Ono Territory. In addition, all references in this Amendment and in the Ipsen Supplement Agreement to “the Agreement” shall mean that certain Clinical Trial Collaboration Agreement dated February 24, 2017 between Exelixis and BMS, as amended by the Ono Territory Supplemental Agreement and as further amended from time to time.

2.    Section 1.2(a) of the Ipsen Supplement Agreement is hereby amended by deleting the reference to “Exelixis-BMS JDC” and replacing it with “JDC”.

3.    Section 1.2(c) of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“(c)    Ipsen acknowledges and agrees to Article 5 of the Agreement (including as Article 5 is expressly modified by the Ono Territory Supplemental Agreement solely with respect to the conduct of any Combined Therapy Trial in the Ono Territory), which sets forth rights and responsibilities of the Conducting Party and the Non-Conducting Party in fulfillment of the Combined Therapy Trials.”

4.    Section 1.3(c) of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“(c)    When granted by Ipsen in this Supplement, “Right of Cross-Reference” shall mean, with regard to BMS as the Conducting Party or Ono, allowing the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to the Exelixis Compound (and, in the case of BMS as the Non-Conducting Party, the Right to Cross-Reference the Combined Therapy IND), only to the extent necessary for the conduct of a Combined Therapy Trial in such country or as otherwise expressly permitted or required under the Agreement and/or this Supplement to enable BMS to exercise its rights or perform its obligations under the Agreement, the Ono Territory Supplemental Agreement and/or this Supplement and to enable Ono to exercise its rights or perform its obligations under the Ono Territory Supplemental Agreement, and, except as to information contained in the Combined Therapy IND relating to the Combined Therapy, without the disclosure of such information to BMS or Ono.”

5.    Section 1.3 of the Ipsen Supplement Agreement is hereby amended to add the following as new paragraph 1.3(d):

“(d)    “BMS-Ono Parties” means BMS and Ono, individually and jointly.”

6.    Section 2.1 of the Ipsen Supplement Agreement is hereby amended by deleting the reference to “Exelixis-BMS JDC” and replacing it with “JDC”.

7.    Section 2.2 of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“2.2    Approved Protocols. With respect to Combined Therapy Trials for which the Protocols are: (a) reviewed and approved by the JDC under the Agreement, and (b) approved by the Exelixis-Ipsen Joint Steering Committee and added to the Global Development Plan under the Ipsen-Exelixis Agreement; the rights and obligations of Exelixis, BMS, and Ipsen under such Protocols and this Supplement, the Ono Territory Supplemental Agreement and the Agreement will prevail over any conflicting terms in the Ipsen-Exelixis Agreement (and for any amendments to the Agreement, provided that Ipsen will have reviewed any such amendments in full).”

8.    Section 3.1 of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“3.1    License Grant. Ipsen hereby grants, and shall cause its Affiliates to grant, to BMS a non-exclusive, worldwide, non-transferable, free of charge and royalty-free license (and for the avoidance of doubt, free and clear of any payment by BMS to Ipsen and Exelixis) under Ipsen’s interest in the Exelixis Independent Patent Rights, Exelixis Technology, and Exelixis Regulatory Documentation and under the Licensee Technology (as that term is defined in the Ipsen-Exelixis Agreement) in the Ipsen Territory to use the Exelixis Compound, solely to the extent necessary to discharge BMS’s obligations under the Agreement and the Ono Territory Supplemental Agreement with respect to the conduct of the Combined Therapy Trials.”
9.    Section 3.2 of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“3.2    Sublicenses. BMS shall further have the right to grant sublicenses, under the licenses granted to it under Section 3.1 above, to Affiliates and to Third Parties, including but not limited to Ono, solely to the extent required

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for a Third Party to perform its duties with respect to the conduct of the Combined Therapy Trials, solely as necessary to assist BMS in carrying out its responsibilities with respect to the Combined Therapy Trials, and otherwise in accordance with the Agreement.”
10.    Section 3.3 of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“3.3    Right of Cross Reference. Ipsen hereby grants, and shall cause its Affiliates to grant, to BMS and Ono a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by Ipsen and its Affiliates for the Exelixis Compound and the Combined Therapy (i) for the conduct of any Combined Therapy Trial, and (ii) with respect to regulatory filings and approvals, solely to the extent required to submit regulatory filings and seek approvals for the BMS Compound(s) as part of a Combined Therapy or if required by the relevant Regulatory Authority (which right shall survive any expiration or termination of this Supplement and the Agreement). In such case, Ipsen shall reasonably cooperate with Exelixis, BMS and Ono and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference.”

11.    Subclause (c) of Section 3.5 of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“(c) it has reviewed the Agreement in full, and to the extent not otherwise provided for under this Supplement, it shall grant all licenses and rights that are necessary and desirable, and provide such assistance as is reasonably necessary, for Exelixis and the BMS-Ono Parties to exercise their rights and to fulfil their obligations under the Agreement, the Ono Territory Supplemental Agreement and/or this Supplement.”

12.    Section 4.1(a) of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“(a)    Subject to the terms and conditions of the Agreement, Exelixis hereby grants to Ipsen a non-exclusive, non-transferable, free of charge and royalty-free sublicense (and for the avoidance of doubt, free and clear of any payment by Ipsen to BMS) under the BMS Independent Patent Rights, BMS Technology and BMS Regulatory Documentation, solely to the extent that Exelixis has been granted license rights to the BMS Independent Patent Rights, BMS Technology, BMS Regulatory Documentation and Right of Cross Reference to BMS Regulatory Documentation under the Agreement or the Ono Territory Supplemental Agreement. Such sublicense rights are limited to use of any portion of the Combined Therapy Study Data and Right of Cross-Reference reasonably needed to support regulatory filing and approval of a Combined Therapy, or if required by the relevant Regulatory Authority, in the Ipsen Territory in accordance with and under the Ipsen-Exelixis Agreement (which right shall survive any expiration or termination of this Supplement and the Agreement). In such case, BMS and Exelixis shall reasonably cooperate with Ipsen, and BMS shall cause Ono to reasonably cooperate with Ipsen, to make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference.”
13.    Section 5.2(a) of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“5.2    Confidentiality and Invention Assignment.
(a)     Ipsen acknowledges and agrees that the agendas, proceedings, documents, discussions, and minutes of the JCS-WG are Confidential Information of the BMS-Ono Parties and/or Exelixisunder the Agreement, as defined therein and the terms and conditions of Sections 9.1, 9.2 and 9.3 shall be binding upon Ipsen with respect to such Confidential Information and any other Confidential Information of the BMS-Ono Parties and/or Exelixis received by Ipsen under this Supplement to the same extent that such terms and conditions are binding upon a receiving Party of Confidential Information. In addition, any Confidential Information (as that term is defined in the 5-Way CDA) previously disclosed among Ipsen and the BMS-Ono Parties pursuant to that certain Confidential Disclosure Agreement dated April 19, 2017 by and among Ono, BMS, Exelixis, Ipsen and Takeda (the “5-Way CDA”) shall be treated as Confidential Information for purposes of this Supplement, and such information shall be subject to the terms and conditions of this Supplement and shall no longer be subject to the 5-Way CDA. Ipsen’s representatives will not use Confidential Information it receives arising from its participation in the JCS-WG for any purpose outside of its participation in the JCS-WG, and otherwise in accordance with Article 9 of the Agreement. All representatives of Ipsen

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

who participate in the JCS-WG shall execute a form of confidentiality and invention assignment agreement mutually acceptable to BMS and Exelixis, which will have been reviewed and approved by Ipsen, before participating in the JCS-WG. All representatives of Ipsen who participate in any meeting with a Regulatory Authority must be bound by a written agreement having confidentiality and use obligations that apply to Confidential Information of the BMS-Ono Parties and/or Exelixis and that are at least as restrictive as those binding upon Exelixis in the Agreement and that cover the meetings with the applicable Regulatory Authority.”
14.    The following is hereby added as new Section 5.5 to the Ipsen Supplement Agreement:

“5.5    Cooperation. In the event that BMS, Ono, Exelixis or Ipsen receives questions or requests from regulatory authorities in relation to obtaining or maintaining regulatory approvals for the Combination Therapy, BMS, Exelixis, and Ipsen shall cooperate with each other and with Ono in the applicable Person’s effort to obtain and maintain such regulatory approvals. For the avoidance of doubt, in the event that Ono receives any such question or request, Ipsen shall cooperate with Ono in Ono’s effort to obtain and maintain such regulatory approvals.

15.    Section 6.12 of the Ipsen Supplement Agreement is hereby deleted in its entirety and replaced with the following:

“6.12    No Benefit to Third Parties. The representations, warranties and agreements set forth in this Supplement are for the sole benefit of the parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties. Notwithstanding the foregoing, BMS has the right to enforce the rights of the BMS-Ono Parties under this Agreement and the obligations of Ipsen with respect to the BMS-Ono Parties, including where the rights or obligations are with respect to Ono individually, including the grant of the Right of Cross-Reference to Ono in Section 3.3, the representations and warranties in Section 3.3(c) as they relate to Ono individually, and the obligation of Ipsen to cooperate with Ono in Section 5.5.
.
16.    The following is hereby added as new Section 6.17 to the Ipsen Supplement Agreement:

“6.17    Dispute Resolution. The terms and conditions of Sections 13.3 and 13.4 of the Agreement shall be binding upon Ipsen with respect to any dispute, controversy or claim between Ipsen and the BMS-Ono Parties and arising out of, relating to or in connection with this Supplement to the same extent that such terms and conditions are binding upon the parties to the Agreement. In the application of Section 13.3 to Ipsen with respect to any such dispute, controversy or claim, the “Alliance Manager” of Ipsen shall be interpreted to mean the representative of Ipsen acting as Alliance Manager, and the “Executive Officer” of Ipsen shall be interpreted to mean the [*] of Ipsen (or his or her designee).”

17.    Except as expressly set forth herein, all provisions of the Ipsen Supplement Agreement shall remain unchanged and in full force and effect.
18.    BMS, Ono and Exelixis shall execute the Ono Territory Supplemental Agreement concurrently with the execution of this Supplement by BMS, Exelixis and Ipsen, and if the Ono Territory Supplemental Agreement is not so executed concurrently with this Amendment, this Amendment shall be null and void and of no force or effect.

19.    This Amendment shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws.

20.    This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

[Signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Exelixis, BMS and Ipsen, intending to be legally bound hereby, have caused this Amendment to be executed by their duly authorized representatives effective as of the Amendment Effective Date.

EXELIXIS, INC.	IPSEN PHARMA SAS
By: /s/ Michael M. Morrissey	By: /s/ François Garnier
Name: Michael M. Morrissey, Ph.D.	Name: François Garnier
Title: President & CEO	Title: Executive VP, General Counsel

BRISTOL-MYERS SQUIBB COMPANY
By: /s/ Fouad Namouni
Name: Fouad Namouni
Title: Head of Oncology Department

[Signature Page to the Amendment]

5
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.